Exhibit 1.1

Execution Version

AT THE MARKET OFFERING AGREEMENT

March 28, 2025

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

BTIG, LLC

350 Bush Street, 9th Floor

San Francisco, CA 94104

Cantor Fitzgerald & Co.

110 East 59th Street, 6th floor

New York, NY 10022

Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, New York 10022

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

MARA Holdings, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), confirms its agreement (this “Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., BTIG, LLC, Cantor Fitzgerald & Co., Guggenheim Securities, LLC, H.C. Wainwright & Co., LLC and Mizuho Securities USA LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Accountants” shall have the meaning ascribed to such term in Section 4(m).

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Execution Time.

“Board” shall have the meaning ascribed to such term in Section 2(b)(iii).

“Broker Fee” shall have the meaning ascribed to such term in Section 2(b)(vi).

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Commission” shall mean the United States Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed to such term in Section 2.

“Common Stock Equivalents” shall have the meaning ascribed to such term in Section 4(h).

“Company Counsel” shall have the meaning ascribed to such term in Section 4(l).

“DTC” shall have the meaning ascribed to such term in Section 2(b)(viii).

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Filing Date” shall have the meaning ascribed to such term in Section 4(w).

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“GAAP” shall have the meaning ascribed to such term in Section 3(o).

“Incorporated Documents” shall mean the documents or portions thereof filed with the Commission on or prior to the Effective Date that are incorporated by reference in the Registration Statement or the Prospectus and any documents or portions thereof filed with the Commission after the Effective Date that are deemed to be incorporated by reference in the Registration Statement or the Prospectus.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3(z).

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Losses” shall have the meaning ascribed to such term in Section 7(d).

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3(b).

“Net Proceeds” shall have the meaning ascribed to such term in Section 2(b)(vi).

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4(g).

“Placement” shall have the meaning ascribed to such term in Section 2(c).

“Proceeding” means any action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition).

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“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement, in the Registration Statement at the first date and time that the Registration Statement becomes effective, and any subsequently filed Prospectus Supplement.

“Prospectus Supplement” shall mean the prospectus supplement relating to the Shares filed or to be filed pursuant to Rule 424(b).

“Registration Statement” shall mean the automatic shelf registration statement on Form S-3ASR registering securities of the Company that was effective upon its filing with the Commission on or about February 29, 2024, including or incorporating by reference exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Representation Date” shall have the meaning ascribed to such term in Section 4(k).

“Required Approvals” shall have the meaning ascribed to such term in Section 3(e).

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 173”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Sales Notice” shall have the meaning ascribed to such term in Section 2(b)(i).

“Settlement Date” shall have the meaning ascribed to such term in Section 2(b)(viii).

“Subsidiary” shall have the meaning ascribed to such term in Section 3(a).

“Terms Agreement” shall have the meaning ascribed to such term in Section 2(a).

“Time of Delivery” shall have the meaning ascribed to such term in Section 2(c).

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means Nasdaq Capital Market.

2. Sale and Delivery of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, from time to time during the term of this Agreement and on the terms set forth herein, up to the lesser of such number of shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), that does not exceed (a) the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock) or (b) dollar amount of shares of Common Stock that would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3 (including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3 (the lesser of (a) and (b), the “Maximum Amount”)). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2 on the number and aggregate sales price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that no Manager shall have any obligation in connection with such compliance. Notwithstanding anything to the contrary in this Agreement, any Manager may decline, for any reason in its sole discretion, to sell Shares hereunder for the Company with respect to one or more Company instructions for the sale of the Shares.

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(a) Appointment of Managers as Selling Agents; Terms Agreement. For purposes of selling the Shares through the Managers, the Company hereby appoints the Managers as exclusive agents of the Company for the purpose of selling the Shares of the Company pursuant to this Agreement and the Managers agree to use their commercially reasonable efforts to sell the Shares on the terms and subject to the conditions stated herein. The Company agrees that, whenever it determines to sell the Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2 of this Agreement.

(b) Agent Sales. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, following the effectiveness of the Registration Statement, the Company will issue and agrees to sell Shares from time to time through the Managers, acting as sales agents, and the Managers agree to use their commercially reasonable efforts to sell, as sales agents for the Company, on the terms set forth below.

(i) The Shares are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Company and the Managers on any day that (A) is a Trading Day, (B) the Company has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales (“Sales Notice”) and (C) the Company has satisfied its obligations under Section 6 of this Agreement. On a Trading Day that the Company wishes to sell the Shares, the Company may sell the Shares through only one Manager and, if such Manager determines to do so in its discretion, the Company will designate the maximum amount of the Shares to be sold by such Manager daily (subject to the limitations set forth in Section 2(d)) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The Manager through whom sales of the Shares are then being made through this Section 2(b) is referred to as the “Selling Manager.” The gross sales price of the Shares sold under this Section 2(b) shall be the market price for the shares of Common Stock sold by the Selling Manager under this Section 2(b) on the Trading Market at the time of sale of such Shares.

(ii) The Company acknowledges and agrees that (A) there can be no assurance that the Managers will be successful in selling the Shares, (B) no Manager will incur liability or obligation to the Company or any other person or entity if it does not sell the Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.

(iii) The Company shall not authorize the issuance and sale of, and no Manager shall be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, or such duly authorized officers of the Company, and notified to the Managers in writing. The Company or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. The Managers shall have no responsibility for maintaining records with respect to the Shares available for offer or sale under the Registration Statement or for determining the aggregate gross proceeds, number or minimum price of Shares duly authorized by the Company.

(iv) If either the Managers or the Company reasonably believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other Parties thereof, and sales of the Shares under this Agreement and any Sales Notice shall be suspended until such exemptive provisions or such other applicable exemptive provisions have been satisfied in the judgment of each party.

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(v) The Managers may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Act, including without limitation sales made directly on the Trading Market, on any other existing trading market for the Common Stock or to or through a market maker. The Managers may also sell Shares in privately negotiated transactions, provided that the Managers receive the Company’s prior written approval for any sales in privately negotiated transactions and if so provided in the “Plan of Distribution” section of the Prospectus Supplement or a new Prospectus Supplement disclosing the terms of such privately negotiated transaction.

(vi) The compensation to the Managers for sales of the Shares under this Section 2(b) shall be a placement fee of up to 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(b) (“Broker Fee”). The foregoing rate of compensation shall not apply when a Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after deduction of the Broker Fee and deduction of any transaction fees imposed by any clearing firm, execution broker, or governmental or self-regulatory organization, including, without limitation, any fees for settlement, delivery or processing, in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vii) The Selling Manager shall provide written confirmation (which may be by electronic mail) to the Company following the close of trading on the Trading Market each day in which the Shares are sold under this Section 2(b) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to such Selling Manager with respect to such sales.

(viii) Unless otherwise agreed between the Company and the Managers, settlement for sales of the Shares will occur at 10:00 a.m. (New York City time) on the first (1st) Trading Day, or any such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time, following the date on which such sales are made (each, a “Settlement Date”). On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Selling Manager’s or its designee’s account (provided that the Selling Manager shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which Shares in all cases shall be freely tradable, transferable, and registered shares in good deliverable form. On or prior to each Settlement Date, the Selling Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company. The Company agrees that, if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7 hereto, the Company will (i) hold the Selling Manager harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to the Selling Manager any commission, discount or other compensation to which the Selling Manager would otherwise have been entitled absent such default.

(ix) At each Applicable Time, Settlement Date, Representation Date, and Filing Date the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of any Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

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(x) If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution” and the record date for the determination of shareholders entitled to receive the Distribution, the “Record Date”), the Company hereby covenants and agrees that, in connection with any sales of Shares pursuant to a Sales Notice on the Record Date, the Company shall issue and deliver such Shares to the Selling Manager on the Record Date, and the Record Date shall be the Settlement Date, and the Company shall cover any additional costs of the Selling Manager in connection with the delivery of Shares on the Record Date.

(c) Term Sales. If the Company wishes to sell the Shares pursuant to this Agreement but other than as set forth in Section 2(b) of this Agreement (each, a “Placement”), the Company will notify the relevant Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager unless and until the Company and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Manager. The commitment of such Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of Shares to be purchased by such Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time, date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Maximum Number of Shares. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate amount of Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Board, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Managers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Managers in writing. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Shares sold pursuant to this Agreement to exceed the Maximum Amount.

3. Representations and Warranties. The Company represents and warrants to, and agrees with, the Managers at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below or in the Registration Statement, the Prospectus or the Incorporated Documents.

(a) Subsidiaries. Each corporation, partnership or other entity engaged in active business in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule I attached hereto (the “Subsidiaries”).

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(b) Incorporation and Good Standing. The Company and each of its Subsidiaries has been duly organized, is validly existing and in good standing (to the extent such concept is applicable) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the financial position, results of operations, stockholders’ equity, properties or business of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company and each of its Subsidiaries has all requisite power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as currently conducted.

(c) Authorization and Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or its stockholders in connection herewith other than in connection with the Required Approvals. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated herein and the application of the proceeds from the offering of the Shares as described under “Use of Proceeds” in the Prospectus Supplement do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(e) No Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets is required in connection with the execution, delivery and performance by the Company of this Agreement and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Prospectus Supplement, other than (i) the filings required by this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) the filing of application(s) to and approval by the Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (collectively, the “Required Approvals”).

(f) Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens imposed by the Company. The issuance by the Company of the Shares has been registered under the Act and all of the Shares are freely transferable and tradable by the purchasers thereof without restriction (other than any restrictions arising solely from an act or omission of such a purchaser). The Shares are being issued pursuant to the Registration Statement and the issuance of the Shares has been registered by the Company under the Act.

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(g) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (i) disclosed in the Registration Statement, the Prospectus and the Incorporated Documents or (ii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) [Reserved].

(i) Registration Statement. The Company meets the requirements for use of Form S-3ASR under the Act and has prepared and filed with the Commission the Registration Statement, including a related Base Prospectus, and a Prospectus Supplement, for registration under the Act of the offering and sale of the Shares. Such Registration Statement became effective upon filing with the Commission. The Company has paid or, prior to any Settlement Date, will have paid, the necessary filing fees to the Commission with respect to the Registration Statement. When filed, the Base Prospectus and the Prospectus Supplement complied or will comply in all material respects with the Act, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172, 173 or any similar rule) in connection with any offer or sale of the Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Company meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3, if applicable.

(j) Documents Incorporated by Reference. The Incorporated Documents, at the time such documents were or hereafter are filed with the Commission, complied and will comply, in all material respects, with the requirements of the Exchange Act and did not or will not (in the case of documents filed with the Commission after the date hereof) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required pursuant to the Exchange Act to be described in such incorporated documents or to be filed as exhibits to such incorporated documents which have not been described or filed as required.

(k) Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

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(l) Free Writing Prospectus. The Company is eligible to use Issuer Free Writing Prospectuses. As of the Effective Time, no Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Managers specifically for use therein. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Act and the rules thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the rules thereunder. Except for the Issuer Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Managers before first use, the Company will not, without the prior consent of the Managers, prepare, use or refer to, any Issuer Free Writing Prospectuses relating to the issuance and sale of the Shares.

(m) Proceedings Related to Registration Statement. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares. The Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

(n) Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act.

(o) Preparation of Financial Statements. The consolidated financial statements and related notes and supporting schedules contained or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents and any amendments thereof or supplements thereto (the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries (as defined herein), as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and except for any normal year-end adjustments in the Company’s quarterly financial statements, and the requirements of Regulation S-X. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Prospectus and the Incorporated Documents and any amendments thereof or supplements thereto fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p) Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act) contained or incorporated by reference in the Registration Statement, the Prospectus and the Incorporated Documents and any amendments thereof or supplements thereto has been made with a reasonable basis and in good faith.

(q) Independent Accountants. The accountant(s) who have audited the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Registration Statement and the Prospectus are independent registered public accounting firm(s) within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act and the Exchange Act.

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(r) No Material Adverse Change. Since the date of the latest financial statements included within the Incorporated Documents, except as specifically disclosed in a subsequent Incorporated Document filed prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than the grant of options, restricted stock or restricted stock units pursuant to existing equity compensation plans as described in the Registration Statement, the Prospectus and the Incorporated Documents and existing on the date hereof, the issuance of shares of Common Stock or other securities issued pursuant to currently outstanding options, restricted stock or restricted stock units, warrants, rights or convertible debt securities as described in the Registration Statement, the Prospectus, and the Incorporated Documents), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any dividend on its capital stock, except as disclosed in the Registration Statement, the Prospectus and the Incorporated Documents. Since such date, there has not been any change in the capital stock of the Company or any of its Subsidiaries, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or any material adverse change, or any development involving a prospective material adverse change, in the financial position, results of operations, stockholders’ equity, properties or business of the Company and its Subsidiaries taken as a whole, in each case except as disclosed in the Registration Statement, the Prospectus and the Incorporated Documents.

(s) No Proceedings. Except as disclosed in the Registration Statement, the Prospectus and the Incorporated Documents, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(t) Labor Matters. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, in each case the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(u) Compliance with Existing Instruments. Neither the Company nor any of its Subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(v) Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) none of the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution, preservation or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, natural resources, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, orders, complaints, directives, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials, bodily injury or any Environmental Laws.

(w) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). No facts or circumstances have come to the Company’s attention that could result in costs or liabilities that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(x) All Necessary Permits. The Company and the Subsidiaries possess such valid and current certificates, authorizations, licenses and permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Prospectus and the Incorporated Documents (“Permits”), except where the failure to possess the same would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are in violation of, or in default under, any of the Permits or have received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where such default or revocation, modification or non-compliance would not reasonably be expected to have a Material Adverse Effect

(y) Title to Properties. The Company and each of its Subsidiaries do not own any real property, except as disclosed in the Registration Statement, the Prospectus and the Incorporated Documents and which are not material to the Company’s business. The Company and each of its Subsidiaries have good and marketable title to all personal property owned by them free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects (i) as are described in the Registration Statement, the Prospectus and the Incorporated Documents or (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. All assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiaries.

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(z) Intellectual Property Rights. Except as disclosed in the Registration Statement, the Prospectus and the Incorporated Documents, and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its Subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) described in the Registration Statement, the Prospectus and the Incorporated Documents as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted (collectively, “Intellectual Property”); (ii) the Intellectual Property owned by the Company and its Subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication; (iii) to the Company’s knowledge there is no infringement, misappropriation or other violation by any third parties of any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any of its Subsidiaries’ rights, title or interest in or to any Intellectual Property and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other intellectual property or proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (v) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property is licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vi) the Company and its Subsidiaries have taken reasonable steps to protect, maintain and safeguard their Intellectual Property and no such Intellectual Property have been disclosed other than to employees, representatives and agents of the Company or any of its Subsidiaries, all of whom are bound by written confidentiality agreements; and (vii) to the Company’s knowledge the duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the owned Intellectual Property have been complied with, and in all foreign offices having similar requirements, all such requirements have been complied with. Except as disclosed in the Registration Statement, the Prospectus and the Incorporated Documents, and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate or conflict as currently conducted, and has not infringed, misappropriated or otherwise violated or conflicted, with any patent, trademark, trade name, service name, copyright, trade secret or other intellectual property rights of any third party.

(aa) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its Subsidiaries are in full force and effect; the Company and each of its Subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(bb) [Reserved].

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(cc) Disclosure Controls and Procedures. The Company and each of its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and each of its Subsidiaries maintain internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated Subsidiaries audited by Marcum LLP and reviewed by the audit committee of the Board and included in the Registration Statement, the Prospectus and the Incorporated Documents, there were no material weaknesses in the Company’s internal controls, except as disclosed therein. The Company and each of its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its Subsidiaries in the reports they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management of the Company and its Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(dd) Finder’s Fees. Other than payments to be made to the Managers, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Managers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(ee) No Other Sales Agency Agreement. Other than agreements entered into with the Managers, the Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares.

(ff) Regulation M Compliance. The Company and its affiliates have not taken, and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of Regulation M under the Exchange Act.

(gg) Listing and Maintenance Requirements. The issuance and sale of the Shares as contemplated in this Agreement does not contravene the rules and regulations of the Trading Market. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(hh) [Reserved].

(ii) [Reserved].

(jj) Tax Law Compliance. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by any of them or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings (provided that adequate reserves have been established therefor in accordance with GAAP), except as would not reasonably be expected to have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the Financial Statements in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets), except as would not reasonably be expected to have a Material Adverse Effect.

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(kk) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor any director, officer or employee of the Company or any Subsidiary nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. Each of the Company and its Subsidiaries and, to the knowledge of the Company, each of the Company’s controlled affiliates, has conducted its respective business in compliance with the FCPA, the UK Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) Cybersecurity. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its Subsidiaries’ information technology assets and equipment, including all computers, systems, networks, hardware, software, websites, applications and databases, including without limitation those provided, operated and/or managed by third parties for or on behalf of the Company and/or its Subsidiaries (collectively, “IT Systems”), are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted, and are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its Subsidiaries have implemented and maintain, and require all third parties providing, operating and/or managing IT Systems to implement and maintain, physical, technical and administrative controls, policies, procedures and safeguards in accordance with industry standards designed to maintain and protect the confidentiality, availability, integrity, continuous operation, redundancy and security of all IT Systems and confidential, sensitive or proprietary information and Personal Data (as defined below) (collectively, “Data”) used in connection with, or maintained by, the Company and its Subsidiaries’ businesses; and (iii) there have been no incidents, internal review, investigations, breaches, violations, outages or unauthorized uses, misappropriation, or modification of or accesses to or other processing of the IT Systems or Data collected, stored or maintained by or on behalf of the Company or any of its Subsidiaries. “Personal Data” means (A) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information or customer or account number; (B) any information which would qualify as “personally identifiable information,” “personal information,” “personal data” or “protected health information” under Privacy Laws (as defined below) and/or (C) any other piece of information that, alone or in connection with other information, identifies, relates to, describes, is reasonably capable of being associated with, could reasonably be linked to or allows the identification, directly or indirectly, of a natural person, or his or her family, household or device, or permits the collection or analysis of any data related to a natural person, household or device.

(mm) Compliance with Data Privacy Laws. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Company and its Subsidiaries are and at all times have been in compliance with all applicable laws, statutes and judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, Policies (as defined below) and contractual obligations relating to data privacy, security and protection of IT Systems and Data, including all applicable laws regarding the processing of Personal Data (collectively, the “Privacy Laws”); and (ii) the Company and its Subsidiaries have in place and take appropriate steps to ensure compliance with applicable policies and procedures relating to data privacy and security, collection, storage, use, disclosure, handling and analysis of IT Systems and Data (the “Policies”). None of the Company nor any of its Subsidiaries: (A) have received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws or the handling of any IT Systems and Data, except in each case that would not reasonably be expected to result in material liability to the Company, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice resulting in such material liability; (B) are currently the subject of or paying for, or have conducted or paid for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law or handling of IT Systems and Data that would be material to the Company and its Subsidiaries, taken as a whole; (C) are a party to any order, decree or agreement that imposes any material obligation or liability under any Privacy Law; or (D) are otherwise subject to any pending, or to the knowledge of the Company, threatened action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Privacy Laws.

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(nn) Authentication Credentials. The Company has implemented procedures and controls regarding management of authentication credentials such as private keys and means for instructing third-party custodians (“Authentication Credentials”) for cryptocurrencies and other digital tokens, including limitation of access to Authentication Credentials to employees who need to have such access, requiring multiple individuals to sign off on transactions, and regular rotation of keys. Where Authentication Credentials are not held by employees of the Company, such Authentication Credentials are held by reputable third-party custodians or wallet providers whose security procedures have been evaluated by the Company and found to be fit for purpose in all material respects.

(oo) Sanctions. Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent or employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of applicable Sanctions. For the past ten years, the Company and its Subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company has implemented compliance procedures reasonably designed to prevent the Company from engaging in dealings or transactions prohibited by applicable Sanctions.

(pp) [Reserved].

(qq) Money Laundering Laws. The operations of each of the Company and its Subsidiaries are, and have been conducted at all times, in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any Subsidiary, threatened.

(rr) FINRA Member Shareholders. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company, except as set forth in the Registration Statement, the Prospectus and the Incorporated Documents.

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(ss) FINRA Exemption. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).

(tt) Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(uu) No Reliance. The Company has not relied upon the Managers or legal counsel for the Managers for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(vv) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus and the Incorporated Documents are based on or derived from sources that the Company believes to be reliable in all material respects.

(ww) Investment Company Act. Neither the Company nor any of its Subsidiaries is, and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus Supplement, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

4. Agreements. The Company agrees with the Managers that:

(a) Right to Review Amendments and Supplements to Registration Statement and Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act in connection with the offering or the sale of Shares, the Company will not file any amendment to the Registration Statement or supplement (including any Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Managers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Managers reasonably object. The Company will properly cause any supplement to the Prospectus to be properly completed, in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence reasonably satisfactory to the Managers of such timely filing. The Company will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172, 173 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective (other than any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable. The Company and the Managers agree that the Company may file a Prospectus Supplement to decrease the number or dollar amount of Shares in the offering pursuant to this Agreement.

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(b) Subsequent Events. If, at any time on or after an Applicable Time but prior to the related Settlement Date, any event occurs as a result of which the Registration Statement or Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (i) notify promptly the Managers so that any use of the Registration Statement or Prospectus may cease until such are amended or supplemented; (ii) amend or supplement the Registration Statement or Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Managers in such quantities as the Managers may reasonably request.

(c) Notification of Subsequent Filings. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company will promptly (i) notify the Managers of any such event, (ii) subject to Section 4(a), prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Managers in such quantities as the Managers may reasonably request.

(d) Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Managers an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Delivery of Registration Statement. Upon the request of the Managers, the Company will furnish to the Managers and counsel for the Managers, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Managers or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Managers may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Shares. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained the prior written consent of the Managers, and each Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Managers or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

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(h) Subsequent Equity Issuances. Neither the Company nor any Subsidiary will offer, sell, issue, contract to sell, contract to issue or otherwise dispose of, directly or indirectly, any other shares of Common Stock or any securities exercisable, exchangeable or convertible into Common Stock (“Common Stock Equivalents”) (other than the Shares) during the term of this Agreement without giving the Selling Manager at least three Business Days’ prior written notice; provided, however, that such restrictions shall not apply to (i) the issuance of Common Stock or Common Stock Equivalents pursuant to any equity incentive plan, long-term incentive plan, employee stock option plan, stock ownership plan or dividend reinvestment plan or similar plan of the Company, (ii) the issuance of Common Stock upon the vesting, conversion or exercise of Common Stock Equivalents, (iii) the issuance of Common Stock or Common Stock Equivalents as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement which are not principally used for capital raising purposes or (iv) modification of any outstanding Common Stock Equivalents. Following receipt of any notice provided for in this Section 4(h), the Selling Manager may provide such notice to the other Managers.

(i) Market Manipulation. Until the termination of this Agreement, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation in violation of the Act, Exchange Act or the rules and regulations thereunder of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise violate any provision of Regulation M under the Exchange Act.

(j) Notification of Incorrect Certificate. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein in any material respect.

(k) Certification of Accuracy of Disclosure. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 Trading Days), and each time that (i) the Registration Statement or Prospectus shall be amended or supplemented, other than by means of Incorporated Documents, (ii) the Company files its Annual Report on Form 10-K under the Exchange Act, (iii) the Company files its quarterly reports on Form 10-Q under the Exchange Act, (iv) the Company files a Current Report on Form 8-K containing amended financial information (other than information that is furnished and not filed), if the Managers reasonably determine that the information in such Form 8-K is material, or (v) the Shares are delivered to a Manager as principal at the Time of Delivery pursuant to a Terms Agreement (such commencement or recommencement date and each such date referred to in (i), (ii), (iii), (iv) and (v) above, a “Representation Date”), unless waived by the Managers, the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on the Representation Date, in form reasonably satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6 of this Agreement which were last furnished to the Managers are true and correct at the Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate.

(l) Bring Down Opinions; Negative Assurance. At each Representation Date, unless waived by the Managers, the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of counsel to the Company (“Company Counsel”) addressed to each Manager and dated and delivered on such Representation Date, in form and substance reasonably satisfactory to the Managers, including a negative assurance representation. At each Representation Date, unless waived by the Managers, counsel for the Managers shall furnish or cause to be furnished forthwith to the Managers a negative assurance letter of counsel to the Managers addressed to each Manager and dated and delivered on such Representation Date, in form and substance reasonably satisfactory to the Managers.

(m) Auditor Bring Down “Comfort” Letter. At each Representation Date, unless waived by the Managers, the Company shall cause the Company’s auditors (the “Accountants”), or other independent accountants satisfactory to the Managers, to furnish the Managers a letter, dated on such Representation Date, in form reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 6 of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

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(n) Due Diligence Session. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 Trading Days), and at each Representation Date, the Company will conduct a due diligence session, in form and substance, reasonably satisfactory to the Managers, which shall include representatives of management and Accountants. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Managers may reasonably request. The Company shall reimburse the Managers for Managers’ counsel’s fees in each such due diligence update session, up to a maximum of $2,500 per update, plus any incidental expense incurred by the Managers in connection therewith.

(o) Acknowledgment of Trading. The Company consents to the Managers trading in the Common Stock for the Managers’ own respective accounts and for the respective accounts of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(p) Disclosure of Shares Sold. The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter; and, if required by any subsequent change in Commission policy or request, more frequently by means of a Current Report on Form 8-K or a further Prospectus Supplement.

(q) [Reserved].

(r) Bring Down of Representations and Warranties. Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(s) Reservation of Shares. The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the Trading Market and to maintain such listing.

(t) Obligation Under Exchange Act. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(u) DTC Facility. The Company shall cooperate with Managers and use its commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

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(v) Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus Supplement.

(w) Filing of Prospectus Supplement. The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Managers pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by any Manager pursuant to Section 2(b) of this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold through the Managers as agent pursuant to Section 2(b) of this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to Section 2(b) of this Agreement and deliver such number of copies of each such prospectus supplement to the Trading Market as are required by such exchange. In the event any sales are made pursuant to this Agreement which are NOT made in “at the market” offerings as defined in Rule 415, including, without limitation, any Placement pursuant to a Terms Agreement, the Company shall file a Prospectus Supplement describing the terms of such transaction, the amount of Shares sold, the price thereof, the relevant Manager’s compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B, as applicable, within the time required by Rule 424.

(x) Additional Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

5. Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act, if applicable, and the listing of the Shares on the Trading Market; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) any filing fee under FINRA Rule 5110; (x) the reasonable fees and expenses of the Managers’ counsel, not to exceed $100,000 (excluding any periodic due diligence fees provided for under Section 4(n)), which shall be paid upon the Execution Time; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

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6. Conditions to the Obligations of the Managers. The obligations of the Managers under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) Filing of Prospectus Supplement. The Registration Statement shall have become effective and the Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required hereunder and under the Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) Delivery of Opinion. The Company shall have caused the Company Counsel to furnish to the Managers its opinion and negative assurance statement, dated as of such date and addressed to each Manager in form and substance reasonably acceptable to the Managers.

(c) Delivery of Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Managers a certificate of the Company signed by the Chief Executive Officer or the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any Prospectus Supplement and any documents incorporated by reference therein and any supplements or amendments thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Registration Statement, the Prospectus and the Incorporated Documents, there has been no Material Adverse Effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Incorporated Documents.

(d) Delivery of Accountants’ “Comfort” Letter. The Company shall have requested and caused the Accountants to have furnished to the Managers letters (which may refer to letters previously delivered to the Managers), dated as of such date, in form and substance reasonably satisfactory to the Managers, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus and provide customary “comfort” as to such review in form and substance satisfactory to the Managers.

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(e) No Material Adverse Effect. Since the respective dates as of which information is disclosed in the Registration Statement, the Prospectus and the Incorporated Documents, except as otherwise stated therein, there shall not have been any Material Adverse Effect. Since such dates, there shall not have been any change in the capital stock of the Company or any of its Subsidiaries or any change in the financial position, results of operations, stockholders’ equity, properties or business of the Company and its Subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Prospectus and the Incorporated Documents.

(f) Payment of All Fees. The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(g) No FINRA Objections. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(h) Shares Listed on Trading Market. The Shares shall have been listed and admitted and authorized for trading on the Trading Market, and satisfactory evidence of such actions shall have been provided to the Managers.

(i) Other Assurances. Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Managers and counsel for the Managers, this Agreement and all obligations of the Managers hereunder may be cancelled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Managers. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered to the office of Davis Polk & Wardwell LLP, counsel for the Managers, at 900 Middlefield Rd., Suite 200, Redwood City, CA 94063 or by email: alan.denenberg@davispolk.com on each such date as provided in this Agreement.

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7. Indemnification and Contribution.

(a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager and each person who controls such Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or result from or relate to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that any such loss, claim, damage, liability or expense arises out of, or was based upon, any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Managers specifically for inclusion therein. The Company hereby acknowledges that the only such information that the Managers have furnished to the Company expressly for use in the Registration Statement, the Base Prospectus, any Prospectus Supplement or any Issuer Free Writing Prospectus (or in any amendment thereof or supplement thereto) are the statements set forth in the first sentence of the fifth paragraph and the second sentence of the seventh paragraph under the caption “Plan of Distribution” in the Prospectus Supplement (such information, the “Manager Information”). This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b) Indemnification by Managers. Each Manager agrees, severally but not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of, or was based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, any Prospectus Supplement, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with the Manager Information; provided, however, that in no case shall any Manager be responsible for any amount in excess of the Broker Fee applicable to the Shares and received by such Manager. This indemnity agreement will be in addition to any liability which the Managers may otherwise have to the indemnified parties.

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(c) Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve such indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by any Manager in the case of Section 7(a) or the Company in the case of Section 7(b), representing the indemnified parties under such Section 7(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d) Contribution. In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which such indemnifying party or parties may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and by the indemnified party on the other from the offering of the Shares; provided, however, that in no case shall any Manager be responsible for any amount in excess of the Broker Fee applicable to the Shares and paid hereunder received by such Manager. If the allocation provided by the immediately preceding sentence is not permitted by applicable law, the indemnifying party or parties severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the relevant Manager shall be deemed to be equal to the Broker Fee applicable to the Shares and paid hereunder as determined by this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the relevant Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and each Manager agrees that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls any Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of any Manager shall have the same rights to contribution as each Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

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(e) Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal or other expenses as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time upon ten (10) Business Days’ prior written notice. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager for the Company, the obligations of the Company, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 6, 7, 8, 9, 10, 12, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall, as to itself, have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to any Manager that has not so terminated its obligations. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 6, 7, 8, 9, 10, 12, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by one Manager pursuant to this Section 8(b) shall not affect the rights and obligations of the other Managers under this Agreement.

(c) This Agreement shall remain in full force and effect until the date that this Agreement is terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties, provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 6, 7, 8, 9, 10, 12, 13 and 14 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination, provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(b) of this Agreement.

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(e) In the case of any purchase of Shares by any Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by prompt oral notice given to the Company prior to the Time of Delivery relating to such Shares, if any, and confirmed promptly by electronic mail, if since the time of execution of the Terms Agreement and prior to such delivery and payment, (i) trading in the Common Stock shall have been suspended by the Commission or the Trading Market or trading in securities generally on the Trading Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7, and will survive delivery of and payment for the Shares.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered, e-mailed or facsimiled to the addresses of the Company and the Managers, as applicable, set forth on the signature page hereto.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. For purposes of clarity, the parties hereto acknowledge and agree that, upon any reincorporation of the Company in another state or jurisdiction of incorporation or name change of the Company, the term “Company” hereunder shall mean the Company as re-incorporated in such new state or jurisdiction of incorporation or with such new name.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Manager in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Managers with respect to the subject matter hereof; provided, however, that any side letters dated as of the date hereof between the Company and any Manager shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Company and such Managers in accordance with its terms.

14. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Managers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

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15. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each of the Company and each Manager: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and each Manager further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the relevant Manager mailed by certified mail to such Manager’s address shall be deemed in every respect effective service process upon such Manager, in any such suit, action or proceeding. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

16. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement, which may be delivered by facsimile or in .pdf file via e-mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. U.S. Special Resolution Regimes.

(a) In the event that any Manager is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Manager is a Covered Entity and such Manager or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 18; (a) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (b) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (d) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

***************************

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Managers.

Very truly yours,

MARA Holdings, INC.

By:	/s/ Fred Thiel
Name:	Fred Thiel
Title:	Chief Executive Officer

Address for Notice:

101 NE Third Avenue, Suite 1200

Fort Lauderdale, Florida 33301

Attention: Salman Khan, Chief Financial Officer and Zabi Nowaid, General Counsel

Email: salman.khan@mara.com

Email: zabi.nowaid@mara.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas, New York, New York 10019
Attention: Luke Jennings, Esq. and John C. Kennedy, Esq.
Email: ljennings@paulweiss.com
Email: jkennedy@paulweiss.com

[Signature Page to ATM Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BARCLAYS CAPITAL INC.

By:	/s/ Warren Fixmer
Name:	Warren Fixmer
Title:	Managing Director

Address for Notice:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: 646-834-8133

[Signature Page to ATM Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BMO CAPITAL MARKETS CORP.

By:	/s/ Marc Ogborn
Name:	Marc Ogborn
Title:	Managing Director

Address for Notice:

BMO Capital Markets Corp.

Attention: Equity Syndicate Department

151 West 42nd Street

New York, NY 10036

Email: bmoprospectus@bmo.com

[Signature Page to ATM Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

BTIG, LLC

By:	/s/ Michael Passaro
Name:	Michael Passaro
Title:	Managing Director

Address for Notice:

BTIG, LLC

65 East 55th Street

New York, New York 10022

Attention Equity Capital Markets: BTIGUSATMTrading@btig.com

With a copy which shall not constitute notice to:

General Counsel and Chief Compliance Officer: BTIGCompliance@btig.com and IBLegal@btig.com

Carrie Taylor: Ctaylor@btig.com

[Signature Page to ATM Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CANTOR FITZGERALD & CO.

By:	/s/ Sameer Vasudev
Name:	Sameer Vasudev
Title:	Managing Director

Address for Notice:

Cantor Fitzgerald & Co.

110 East 59th Street, 6th floor

New York, NY 10022

Attention: General Counsel

Email: legal-IBD@cantor.com

[Signature Page to ATM Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

GUGGENHEIM SECURITIES, LLC

By:	/s/ Roshan Punjabi
Name:	Roshan Punjabi
Title:	Senior Managing Director

Address for Notice:

Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Email: gsequityprospectusdelivery@guggenheimpartners.com

Attention: Michael Jiang, Senior Managing Director

[Signature Page to ATM Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

Address for Notice:

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, New York 10022

Attn: Chief Executive Officer

Email: notices@hcwco.com

[Signature Page to ATM Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

MIZUHO SECURITIES USA LLC

By:	/s/ Richard Soto
Name:	Richard Soto
Title:	Managing Director

Address for Notice:

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Email: legalnotices@mizuhogroup.com

[Signature Page to ATM Agreement]

SCHEDULE I

LIST OF SUBSIDIARIES

1.	Arkon Energy Hannibal LLC
2.	Crown56 LLC
3.	Crypto Currency Patent Holding Company, LLC
4.	FSI Marathon Project 1 Holding Ltd.
5.	GC Data Center Equity Holdings, LLC
6.	GC Data Center Granbury, LLC
7.	GC Data Center Holdings LLC
8.	GC Data Center Kearney LLC
9.	Hancock Leasing Company LLC
10.	Hansford Leasing Company LLC
11.	Hash2 Labs LLC
12.	Magnus IP GMBH (GM)
13.	MARA Energy Harvesting Corporation
14.	MARA Garden City LLC
15.	MARA Pool LLC
16.	MARA Tech, Inc.
17.	MARA USA Corporation
18.	MARA Ventures Corporation
19.	MARA-NGON Joint Venture LLC
20.	Marathon Compute North 1 LLC
21.	Marathon Crypto Mining, Inc
22.	Marathon Digital Holdings, Ltd.
23.	Marathon Digital International, Inc.
24.	Marathon Digital Leasing, LLC
25.	Marathon IP GMBH (GM)
26.	Marathon Tech International, Ltd. FZCO
27.	Medtech GMBH (GM)
28.	NYDIG Digital Assets Fund III, LP
29.	Soems Acquisition Corp.
30.	Sullivan Company Leasing LLC
31.	Swift Business S.A.
32.	Synchronicity IP GMBH (GM)
33.	TLIC GMBH (GM)
34.	ZTM Limited (FZE)
35.	ZTM Technology (SP) LLC

Form of Terms Agreement

ANNEX I

MARA holdings, INC.

TERMS AGREEMENT

Ladies and Gentlemen:

MARA Holdings, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the At The Market Offering Agreement, dated March [28], 2025 (the “At The Market Offering Agreement”), between the Company and Barclays Capital Inc., BMO Capital Markets Corp., BTIG, LLC, Cantor Fitzgerald & Co., Guggenheim Securities, LLC, H.C. Wainwright & Co., LLC and Mizuho Securities USA LLC (the “Managers”), to issue and sell to [Barclays Capital Inc.] [BMO Capital Markets Corp.] [BTIG, LLC] [Cantor Fitzgerald & Co.] [Guggenheim Securities, LLC] [H.C. Wainwright & Co., LLC] [Mizuho Securities USA LLC] (the “Designated Manager”) the securities specified in the Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the At The Market Offering Agreement not specifically related to the solicitation by the Designated Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 3 of the At The Market Offering Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the At The Market Offering Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the At The Market Offering Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the At The Market Offering Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the At The Market Offering Agreement incorporated herein by reference, shall constitute a binding agreement between the Designated Manager and the Company.

MARA holdings, INC.

By:
Name:
Title:

ACCEPTED as of the date first written above.

DESIGNATED MANAGER (One of): BARCLAYS CAPITAL INC.

By:
Name:
Title:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

BTIG, LLC

By:
Name:
Title:

CANTOR FITZGERALD & CO.

By:
Name:
Title:

GUGGENHEIM SECURITIES, LLC

By:
Name:
Title:

H.C. WAINWRIGHT & CO., LLC

By:
Name:
Title:

MIZUHO SECURITIES USA LLC

By:
Name:
Title: